EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Postal Realty Trust, Inc.

Cedarhurst, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 7, 2023, relating to the consolidated financial statements and financial statement schedule appearing in Postal Realty Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

New York, New York

October 23, 2023